INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Great Wall Acquisition Corporation

We hereby consent to the use in the Prospectus constituting part of the
Registration Statement on Form S-1 of our report dated October 23, 2003 on the financial statements of Great Wall Acquisition Corporation as of October 8, 2003
and for the period from August 20, 2003 (date of inception) to October 8, 2003, which appears in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

December 3, 2003